EXHIBIT 21


                     SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                               (100% WHOLLY-OWNED)


        NAME OF SUBSIDIARY                JURISDICTION OF INCORPORATION

       Topps Ireland Limited                       Ireland

       Topps Europe Limited                     United Kingdom